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                                                                      EXHIBIT 12

                    Statement Regarding Computation of Ratios

      The ratios of income to fixed charges have been computed on the basis of the total enterprise (as defined by the Commission) by dividing income before fixed charges and income taxes by fixed charges. Fixed charges consist of interest expense on all long-term and short-term borrowings, excluding or including interest on deposits as indicated below. The computations of other ratios are evident from the information presented in this Form 10-Q and the Corporation's 2001 Annual Report.
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
BANK ONE CORPORATION and Subsidiaries
COMPUTATIONS OF CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

                                                     Six Months
                                                          Ended   Year Ended   Year Ended   Year Ended   Year Ended
(In millions, except ratios)                               2002         2001     2000 (1)         1999         1998
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
EXCLUDING INTEREST ON DEPOSITS:
   Pretax income from continuing operations             $ 2,371      $ 3,800    $  (1,080)     $ 4,974      $ 4,465
   Earnings from unconsolidated entities under the
     equity method of accounting                             (1)         (80)        (129)         (47)          34
   Fixed charges, excluding capitalized interest          1,315        3,868        5,198        3,719        3,321
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     Adjusted pretax earnings base                        3,685        7,588        3,989        8,646        7,820
   Interest, excluding interest on deposits               1,267        3,771        5,105        3,622        3,235
   Rental factor                                             47           96           93           97           90
   Capitalized interest                                       1            4            9            2            3
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     Fixed charges                                        1,315        3,871        5,207        3,721        3,328
   Consolidated ratios of earnings to fixed charges,
     excluding interest on deposits                         2.8x         2.0x         0.8x         2.3x         2.3x
INCLUDING INTEREST ON DEPOSITS:
   Pretax income from continuing operations             $ 2,371      $ 3,800    $  (1,080)     $ 4,974      $ 4,465
   Earnings from unconsolidated entities under the
     equity method of accounting                             (1)         (80)        (129)         (47)          34
   Fixed charges, excluding capitalized interest          2,735        8,763       11,335        8,370        8,268
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     Adjusted pretax earnings base                        5,105       12,483       10,126       13,297       12,767
   Interest, including interest on deposits               2,687        8,666       11,242        8,273        8,177
   Rental factor                                             47           96           93           97           90
   Capitalized interest                                       1            4            9            2            3
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     Fixed charges                                        2,735        8,766       11,344        8,372        8,270
   Consolidated ratios of earnings to fixed charges,
     including interest on deposits                         1.9x         1.4x         0.9x         1.6x         1.5x
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     (1) Results for the year ended December 31, 2000 were insufficient to cover fixed charges. The coverage deficiency was approximately $1.2 billion.

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